Exhibit 23.0

Rowles & Company, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-184373 and 333-192973 on Form S-8 of our report dated June 26, 2015 relating to the consolidated financial statements of Hamilton Bancorp, Inc. and subsidiary as of March 31, 2015 and 2014 and for the years then ended appearing in this Annual Report on Form 10-K.

/s/ Rowles & Company, LLP
Rowles & Company, LLP

Baltimore, Maryland
June 26, 2015